Exhibit 10.3

CREDIT SUPPORT ANNEX

to the Schedule to the
Master Agreement
dated as of June 30, 2004,

Amended and Restated as of August 16, 2005

between

J. ARON & COMPANY (“J. Aron”)

and

BELDEN & BLAKE CORPORATION, as successor to Capital C Ohio, Inc.
(“Belden & Blake”).

Paragraph 13. Elections and Variables

(a) Security Interest for “Obligations”. The term “Obligations” as used in this Annex includes the following additional obligations:

With respect to Belden & Blake: Not applicable.

(b) Credit Support Obligations.

(i)	Delivery Amount, Return Amount and Credit Support Amount.

(A) “Delivery Amount” has the meaning specified in Paragraph 3(a). Notwithstanding anything to the contrary in subparagraph 3(a), in respect of the Delivery Amount applicable to Belden & Blake for any Valuation Date, if the Delivery Amount would otherwise exceed $40,000,000 then the Delivery Amount shall be deemed to be $40,000,000.

(B) “Return Amount” has the meaning specified in Paragraph 3(b).

(C) “Credit Support Amount” has the meaning specified in Paragraph 3.

(ii)	Eligible Collateral. The following items will qualify as “Eligible Collateral” for the party specified:

	Belden & Blake	Valuation Percentage
(A) Cash	[X]	100%

(B) Negotiable debt obligations issued by the U.S. Treasury Department having an original maturity at issuance of not more than one year (“Treasury Bills”) and maturing not more than 180 days from the date of Transfer by the Pledgor to the Secured Party	[X]	98.5%

(iii)	Other Eligible Support. Letter of Credit as defined in Paragraph 13(j)(v) and any other mutually acceptable collateral will qualify as “Other Eligible Support” for either party (provided that the Collateral shall not constitute “Other Eligible Support”). Any such Other Eligible Support shall have a Valuation Percentage of 100%.

(iv)	Thresholds.

(A) “Independent Amount” means with respect to Belden & Blake : (i) at all times prior to July 15, 2008, $20,000,000 and (ii) after July 15, 2008, $0.

(B) “Threshold” means with respect to Belden & Blake : $0

(C) “Minimum Transfer Amount” means with respect to Belden & Blake : $0

(D) Rounding. The Delivery Amount and the Return Amount will be rounded up and down to the nearest integral multiple of $5,000,000 respectively.

(c)	Valuation and Timing.

(i)	“Valuation Agent” means, for the purposes of this Annex, J. Aron.

(ii)	“Valuation Date” means each New York Business Day (as defined below) which, if treated as a Valuation Date, would result in a Delivery Amount or a Return Amount. A notice of the Valuation Agent’s calculations may be combined with a demand for a Delivery Amount or a Return Amount.

(iii)	“Valuation Time” means the close of business in New York City on the Valuation Date; provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

(iv)	“Notification Time” means 12:00 noon, New York time, on a New York Business Day. Notwithstanding Paragraph 4(b), if on any New York Business Day a demand for Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer will be made by the close of business on the third following New York Business Day and, if any such demand is made after the Notification Time, the relevant Transfer will be made by the close of business on the fourth following New York Business Day.

(v)	“New York Business Day” means a Local Business Day in New York City.

(d)	Conditions Precedent and Secured Party’s Rights and Remedies. The following Termination Event(s) will be a “Specified Condition” for the party specified (that party being the Affected Party if the Termination Event occurs with respect to that party):

	J. Aron	Belden & Blake
Illegality	[ ]	[ ]

Tax Event	[ ]	[ ]

Tax Event Upon Merger	[ ]	[ ]

Credit Event Upon Merger (from the date hereof through April 30, 2009 only)	[ x ]	[ x ]

Additional Termination Event(s):	[ ]	[ ]

(e)	Substitution.

(i)	“Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

(ii)	Consent. If specified here as applicable, then the Pledgor must obtain the Secured Party’s consent for any substitution pursuant to Paragraph 4(d): Inapplicable.

(f)	Dispute Resolution.

(i)	“Resolution Time” means 1:00 p.m., New York time, on the Local Business Day following the date on which notice of the dispute is given under Paragraph 5.

(ii)	“Value”. For purposes of Paragraphs 5(i)(c) and 5(ii), disputes over Value will be resolved by the Valuation Agent seeking three mid-market quotes as of the relevant Valuation Date or date of Transfer from parties that regularly act as dealers in the securities or other property in question. The Value will be the arithmetic mean of the quotes received by the Valuation Agent.

(iii)	“Alternative”. The provisions of Paragraph 5 will apply; provided, however, that notwithstanding any contrary provision of Paragraph 5, the full amount of each Delivery Amount as calculated by the Valuation Agent shall be transferred by the Pledgor to the Secured Party in accordance with the requirements of Paragraphs 4(b) and 13(c)(iv). The parties agree that the mechanisms herein providing for resolution of disputes shall not be used if the amount in dispute does not exceed US$500,000.

(g)	Holding and Using Posted Collateral.

(i)	Eligibility to Hold Posted Collateral; Custodians. J. Aron and its Custodian will be entitled to hold Posted Collateral pursuant to Paragraph 6(b); provided that the following conditions applicable to it are satisfied:

(1) J. Aron is not a Defaulting Party and there is no Specified Condition that has occurred or is continuing with respect to J. Aron.

(2) Posted Collateral may be held only in the United States.

Initially, the Custodian for J. Aron is Goldman, Sachs & Co.

(ii)	Use of Posted Collateral. The provisions of Paragraph 6(c) will apply to each party, provided that J. Aron will attempt to draw on the Eligible Collateral and Other Eligible Support prior to seeking to receive any portion of the Collateral upon the liquidation or other disposition thereof pursuant to the Collateral Documents.

(h)	Distributions and Interest Amount.

(i)	Interest Rate. The “Interest Rate” will be the Federal Funds (Effective) rate minus 25 basis points as displayed on Telerate page 120. Notwithstanding anything herein to the contrary, each calendar month shall be an “Interest Period.”

(ii)	Transfer of Interest Amount. The Transfer of the Interest Amount will be made on the third New York Business Day following the end of each Interest Period and on termination pursuant to Section 6 of this Agreement.

(iii)	Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) will apply.

(i)	Additional Representations. None.

(j)	Other Eligible Support and Other Posted Support.

(i)	“Value” with respect to Other Eligible Support and Other Posted Support means: the Valuation Percentage multiplied by the stated amount (undrawn portion) of any Letter of Credit maintained by the Pledgor (or its Credit Support Provider) for the benefit of the Secured Party.

(ii)	“Transfer” with respect to Other Eligible Support and Other Posted Support means:

(1)	For purposes of Paragraph 3(a), delivery of the Letter of Credit by the Pledgor or issuer of the Letter of Credit to the Secured Party at the address of the Secured Party specified in the “Notices” Section of this Agreement, or delivery of an executed amendment to such Letter of Credit in form and substance satisfactory to the Secured Party (extending the term or increasing the amount available to the Secured Party thereunder) by the Pledgor or the issuer of the Letter of Credit to the Secured Party at the address of the Secured Party specified in the “Notices” Section of this Agreement; and

(2)	For purposes of Paragraph 3(b), by the return of an outstanding Letter of Credit by the Secured Party to the Pledgor, at the address of the Pledgor specified in the “Notices” Section of this Agreement, or delivery of an executed amendment to the Letter of Credit in form and substance satisfactory to the Secured Party (reducing the amount available to the Secured Party thereunder) by the Pledgor or the issuer of the Letter of Credit to the Secured Party at the Secured Party’s address specified in the “Notices” Section of this Agreement. If a transfer is to be effected by a reduction in the amount of an outstanding Letter of Credit previously issued for the benefit of the Secured Party, the Secured Party shall not unreasonably withhold its consent to a commensurate reduction in the amount of such Letter of Credit and shall take such action as is reasonably necessary to effectuate such reduction.

(iii)	Letter of Credit Provisions. Other Eligible Support and Other Posted Support provided in the form of a Letter of Credit shall be subject to the following provisions:

(1)	Unless otherwise agreed in writing by the parties, each Letter of Credit shall be provided in accordance with the provisions of this Agreement, and each Letter of Credit shall be maintained for the benefit of the Secured Party. The Pledgor shall (i) renew or cause renewal of each outstanding Letter of Credit on a timely basis as provided in the relevant Letter of Credit, (ii) if the bank that issued an outstanding Letter of Credit has indicated its intent not to renew such Letter of Credit, provide a substitute Letter of Credit at least ten (10) Business Days prior to the expiration of the outstanding Letter of Credit, and (iii) if a bank issuing a Letter of Credit shall fail to honor the Secured Party’s properly documented request to draw on an outstanding Letter of Credit, provide for the benefit of the Secured Party, (x) a substitute Letter of Credit, that is issued by a bank acceptable to the Secured Party, other than the bank failing to honor the outstanding Letter of Credit, or (y) Eligible Collateral, in each case within one (1) Business Day after the Pledgor receives notice of such failure; provided that, at the time the Pledgor is required to perform in accordance with (i), (ii), or (iii) above, the Delivery Amount applicable to the Pledgor equals or exceeds the Pledgor’s Minimum Transfer Amount.

(2)	If Letter of Credit is to expire within ten (10) Business Days, the Secured Party shall have the right to draw on such Letter of Credit and utilize the proceeds of such draw as Eligible Collateral to satisfy the Credit Support Obligations owing to it under this Annex.

(3)	As one method of providing Eligible Credit Support, the Pledgor may increase the amount of an outstanding Letter of Credit or establish one or more additional Letters of Credit.

(4)	If the Pledgor shall fail to renew, substitute, or sufficiently increase the amount of an outstanding Letter of Credit (as the case may be), or establish one or more additional Letters of Credit, or otherwise provide sufficient Eligible Credit Support and if the Delivery Amount applicable to the Pledgor equals or exceeds the Pledgor’s Minimum Transfer Amount as a result of such failure, then the Secured Party may draw on the entire, undrawn portion of any outstanding Letter of Credit upon submission to the bank issuing such Letter of Credit of one or more certificates specifying the amounts due and owing to the Secured Party in accordance with the specific requirements of the Letter of Credit. The Pledgor shall remain liable for any amounts due and owing to the Secured Party and remaining unpaid after the application of the amounts so drawn by the Secured Party.

(5)	If a party’s Credit Support Provider shall furnish a Letter of Credit hereunder, the amount otherwise required under such Letter of Credit may at the option of such Credit Support Provider be reduced by the amount of any Letter of Credit established by such party (but only for such time as such party’s Letter of Credit shall be in effect). If a party shall be required to furnish a Letter of Credit hereunder, the amount otherwise required under such Letter of Credit may at the option of such party be reduced by the amount of any Letter of Credit established by such party’s Credit Support Provider (but only for such time as such Credit Support Provider’s Letter of Credit shall be in effect).

(6)	Upon the occurrence of a Letter of Credit Default, the Pledgor agrees to deliver a substitute Letter of Credit or other Eligible Credit Support to the Secured Party in an amount at least equal to that of the Letter of Credit to be replaced on or before the first (1st) Business Day after written demand by the Secured Party (or the fourth (4th) Business Day if only clause (i) under the definition of Letter of Credit Default applies) and failure to do so shall constitute an Event of Default within the terms of clause 5(a)(iii) of the Master Agreement (it being understood that if the relevant Letter of Credit has been drawn and the proceeds are held by the Secured Party as Eligible Credit Support, then the Pledgor shall not be obligated to replace such Letter of Credit).

(7)	Notwithstanding Paragraph 10, in all cases, the costs and expenses (including but not limited to the reasonable costs, expenses, and external attorneys’ fees of the Secured Party) of establishing, renewing, substituting, canceling, increasing, and reducing the amount of (as the case may be) one or more Letters of Credit shall be borne by the Pledgor.

(iv)	Certain Rights and Remedies.

(1)	Secured Party’s Rights and Remedies. For purposes of Paragraph 8(a)(ii), the Secured Party may draw on any outstanding Letter of Credit (Other Posted Support) in an amount equal to any amounts payable by the Pledgor with respect to any Obligations.

(2)	Pledgor’s Rights and Remedies. For purposes of Paragraph 8(b)(ii), (i) the Secured Party will be obligated immediately to Transfer any Letter of Credit (Other Posted Support) to the Pledgor and (ii) the Pledgor may do any one or more the following: (x) to the extent that the Letter of Credit (Other Posted Support) is not Transferred to the Pledgor as required pursuant to (i) above, Set-off any amounts payable by the Pledgor with respect to any Obligations against any such Letter of Credit (Other Posted Support) held by the Secured Party and to the extent its rights to Set-off are not exercised, withhold payment of any remaining amounts payable by the Pledgor with respect to any Obligations, up to the Value of any remaining Posted Collateral and the Value of any Letter of Credit (Other Posted Support) held by the Secured Party, until any such Posted Collateral and such Letter of Credit (Other Posted Support) is transferred to the Pledgor; and (y) exercise rights and remedies available to the Pledgor under the terms of the Letter of Credit.

(v)	Additional Definitions. As used in this Agreement:

“Letter of Credit” shall mean an irrevocable, transferable, standby Letter of Credit substantially in the form attached in the Schedule, issued by a major U.S. commercial bank or a foreign bank with a U.S. branch office, with the respective rating then assigned to its unsecured and senior, long-term debt or deposit obligations (not supported by third party credit enhancement) by S&P or Moody’s (the “Letter of Credit Issuer Rating”) of at least “A-” by S&P or “A3” by Moody’s.

“Letter of Credit Default” shall mean with respect to an outstanding Letter of Credit, the occurrence of any of the following events: (i) the Letter of Credit Issuer Rating ceases to be at least “A-” by S&P or “A3” by Moody’s; (ii) the issuer of the Letter of Credit shall fail to comply with or perform its obligations under such Letter of Credit if such failure shall be continuing after the lapse of any applicable grace period; (iii) the issuer of such Letter of Credit shall disaffirm, disclaim, repudiate or reject, in whole or in part, or challenge the validity of, such Letter of Credit; (iv) such Letter of Credit shall expire or terminate prior to being drawn by the beneficiary thereof, or shall fail or cease to be in full force and effect at any time during the term of any Transaction under this Agreement, in each case, without having been replaced by another Letter of Credit; or (v) any event analogous to an event specified in Section 5(a)(vii) of this Agreement shall occur with respect to the issuer of such Letter of Credit; provided, however, that no Letter of Credit Default shall occur in any event with respect to a Letter of Credit after the time such Letter of Credit is required to be canceled or returned to the Pledgor in accordance with the terms of this Agreement.

(k) Demands and Notices.

All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, unless otherwise specified here:

J.	Aron: as specified in Part 4 of the Schedule to the Agreement.

Belden & Blake: as specified in Part 4 of the Schedule to the Agreement.

(l) Addresses for Transfers.

J. Aron: as notified in writing from time to time.

Belden & Blake: as notified in writing from time to time.

(m) Other Provisions.

(i) In Paragraph 4(d)(ii), the phrase “(or less than, but as close as practicable to)” shall be inserted in the second-to-last line after the words “equal to.”

(ii)	Paragraph 8(a) is amended as follows: In the second line, the words “Early Termination Period has commenced or an” are inserted before the term “Early Termination Date,” and on the fourth-from-last line, the words “or commodities” are inserted after the phrase “in the form of securities.”

(iii) Paragraph 1(b) is deleted and replaced by the following:

“(b) Secured Party and Pledgor. All references in this Annex to the ‘Secured Party’ will be to J. Aron and all corresponding references to the ‘Pledgor’ will be to Belden & Blake; provided, however, that if Other Posted Support is held by a party to this Annex, all references herein to that party as the Secured Party with respect to that Other Posted Support will be to that party as the beneficiary thereof and will not subject that support or that party as beneficiary thereof to provisions of law generally relating to security interest and secured parties.”

(iv) Modifications to Paragraph 12. The following definitions of “Pledgor” and “Secured Party” are substituted for the definitions of those terms contained in Paragraph 12 of this Annex:

‘Pledgor’ means Belden & Blake, when that party (i) receives a demand for or is required to Transfer Eligible Credit Support under Paragraph 3(a) or (ii) has Transferred Eligible Credit Support under Paragraph 3(a).

‘Secured Party’ means J. Aron, when that party (i) makes a demand for or is entitled to receive Eligible Credit Support under Paragraph 3(a) or (ii) holds or is deemed to hold Posted Collateral.”

(v)	Belden & Blake , J. Aron and Goldman, Sachs & Co. (“GS&Co.”) hereby agree that Posted Credit Support may be held by GS&Co. as agent and securities intermediary on behalf of J. Aron. Belden & Blake acknowledges and GS&Co. agrees that GS&Co. will take only such actions with respect to such Posted Credit Support as J. Aron shall direct (including, but not limited to, instructions from J. Aron directing transfer of Posted Credit Support in circumstances prescribed by the provisions of this Annex), and in no event shall any consent of Belden & Blake be required for the taking of any such action by GS&Co.

BELDEN & BLAKE CORPORATION	J. ARON & COMPANY
By: /s/ James M. Vanderhider	By: /s/ Susan Rudov

Name: James M. Vanderhider Title: President and COO Date: August 16, 2005	Name: Susan Rudov Title: Vice President Date: August 15, 2005

GOLDMAN, SACHS & CO., solely in its capacity as an agent and securities intermediary of J. Aron & Company with respect to Paragraph 13(m)(v) hereof

By: /s/ Greg W. Tebbe

Name: Greg W. Tebbe Title: Managing Director Date: August 15, 2005

Schedule

“Standard” letter of credit format for securing collateral obligations

WE HEREBY ESTABLISH OUR IRREVOCABLE STAND-BY LETTER OF CREDIT NO.

IN FAVOR OF:
J. ARON & COMPANY
85 BROAD STREET
NEW YORK, NY 10004
Attn : Sherry Lankford
Telex : 6720148 GSPNY

BY ORDER AND FOR THE ACCOUNT OF:
(insert full style and address)

FOR AN AMOUNT OF:
US DOLLARS
(UNITED STATES DOLLARS      )

AVAILABLE FOR PAYMENT AT SIGHT UPON PRESENTATION AT OUR COUNTERS IN (insert city and country where documents are to be presented) OF THE FOLLOWING DOCUMENT:

STATEMENT SIGNED BY A PURPORTEDLY AUTHORIZED REPRESENTATIVE OF J. ARON AND COMPANY CERTIFYING THAT EITHER (I) (insert your company name) HAS NOT PERFORMED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT(S) BETWEEN J. ARON AND COMPANY AND (insert your company name) OR (II) THIS LETTER OF CREDIT IS TO EXPIRE WITHIN TEN (10) BUSINESS DAYS AND THAT THE AMOUNT BEING DRAWN OF USD     DOES NOT EXCEED THAT AMOUNT WHICH J. ARON AND COMPANY IS ENTITLED TO DRAW.

SPECIAL CONDITIONS:

1. PARTIAL AND MULTIPLE DRAWINGS ARE PERMITTED.

2. ALL CHARGES RELATED TO THIS LETTER OF CREDIT ARE FOR OPENER’S ACCOUNT.

3. DOCUMENTS MUST BE PRESENTED NOT LATER THAN (insert expiry date) OR IN

THE EVENT OF FORCE MAJEURE INTERRUPTING OUR BUSINESS, WITHIN THIRTY (30)

DAYS AFTER RESUMPTION OF OUR BUSINESS, WHICHEVER IS LATER.

UPON RECEIPT OF DOCUMENTS ISSUED IN COMPLIANCE WITH THE TERMS OF THIS CREDIT, WE HEREBY IRREVOCABLY UNDERTAKE TO COVER YOU AS PER YOUR INSTRUCTIONS WITH VALUE ONE BANK WORKING DAY.

THIS STANDBY CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR
DOCUMENTARY CREDITS 1993 REVISION), I.C.C. PUBLICATION 500.